Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Waitr Holdings Inc. of our report dated May 10, 2018, relating to the consolidated financial statements of Bitesquad.com, LLC and Subsidiaries, appearing in the Current Report on Form 8-K/A, filed by Waitr Holdings, Inc. as of January 25, 2019.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Minneapolis, Minnesota

February 14, 2019